Exhibit 99.1

      Greatbatch, Inc. Reports Third Quarter Sales and Earnings


    CLARENCE, N.Y.--(BUSINESS WIRE)--Oct. 25, 2006--Greatbatch, Inc. (the "Company") (NYSE: GB) today reported results for the third quarter ended September 29, 2006.

    Business Highlights

    -- Total Company - sales of $69.3 million, up 11% from $62.4 million in the third quarter of 2005.

        -- Implantable Medical Components - sales of $57.0 million, up 5% from $54.1 million in the third quarter of 2005.

            -- The increase was primarily due to sales of new assembly products and continued growth in coated electrodes and molded components.

            -- 2005 sales included approximately $3 to $5 million of additional revenue related to customer field actions, primarily impacting ICD batteries and capacitors.
                Adjusting for this effect, sales increased by approximately 14%.

        -- Electrochem Commercial Power - record sales of $12.3 million, up 49% from $8.3 million in the third quarter of 2005, led by continued strength in the oil and gas and seismic markets. Approximately $2 million of the increase was due to customer inventory stocking and seasonality in the seismic market.

    -- Diluted Earnings Per Share (EPS) under U.S. Generally Accepted Accounting Principles (GAAP) were $0.15. Adjusted EPS, excluding facilities move-related expenses, asset dispositions and stock-based compensation under FAS123R, were $0.39 (See Table A for reconciliation to GAAP), which compares to $0.28 in the third quarter of 2005.

    --  Facilities update

        -- The final closure of the Carson City facility was delayed to accommodate pending customer regulatory approval.

        -- The move of the Columbia facility is on-going. The construction of the class 10,000 clean room is complete and validated; manufacturing equipment for the first manufacturing line is installed and going through installation qualification. This move is scheduled for completion in mid-2007, as originally planned.

        --  The Tijuana facility has been recommended for ISO
            13485:2003 certification. This is the internationally recognized standard for medical device development and manufacturing, which acknowledges that the facility meets medical device quality standards.

    --  Maintaining 2006 Guidance as follows:

        -- Full year 2006 projected sales range of $270 - $280 million

        --  Full year 2006 Adjusted EPS estimates range of $1.18 -
            $1.30

    Thomas Hook, President and Chief Executive Officer commented, "I am very pleased with our third quarter results. We have delivered six consecutive quarters of double-digit top-line growth, during a period which can be characterized as uncertain in terms of the ICD marketplace. Our growth demonstrates the multiple levers we have to drive our performance. These growth catalysts include market share penetration, new product introductions, international expansion, a robust commercial business and an emerging neurostimulation market opportunity. Our multi-faceted strategy continues to position the Company to achieve our long-term goal of growing faster than the markets we participate in. Looking to 2007, our early indications suggest our top-line growth should be approximately 10%," Hook concluded.

    Sales Summary

    The following table summarizes the Company's sales by business unit and major product line for the third quarters of 2006 and 2005 (dollars in thousands):


                                          2006       2005        %
Business Unit/Product Lines              3rd Qtr.   3rd Qtr.   Change
---------------------------------------- --------   --------   ------
Implantable Medical Components ("IMC"):
       ICD Batteries                     $11,456    $11,345       +1%
       Pacemaker & Other Batteries         4,439      5,424      -18%
       ICD Capacitors                      4,499      5,349      -16%
       Feedthroughs                       17,355     16,386       +6%
       Enclosures                          5,698      6,203       -8%
       Other Medical                      13,560      9,378      +45%
                                         --------   --------
Total Implantable Medical Components      57,007     54,085       +5%
Electrochem Commercial Power ("ECP")      12,287      8,273      +49%
                                         --------   --------
    Total Sales                          $69,294    $62,358      +11%
                                         ========   ========   ======


    Profit & Loss Summary

    The following table summarizes selected information derived from the condensed consolidated statement of operations for the third quarters in 2006 and 2005 (dollars in thousands):



                                          2006       2005        %
                                         3rd Qtr.   3rd Qtr.   Change
---------------------------------------- --------   --------   ------
Cost of Sales(1)                         $43,657    $39,145      +12%
Cost of Sales as % of Sales                 63.0%      62.8%

SG&A Expenses                             $9,311     $8,842       +5%
SG&A Expenses as % of Sales                 13.4%      14.2%

RD&E Expenses, net                        $6,022     $5,124      +18%
RD&E Expenses, net as % of Sales             8.7%       8.2%

Operating Income                          $4,065     $1,429     +184%
Operating Margin                             5.9%       2.3%

Effective Tax Rate                          24.3%      30.0%


    (1) Cost of sales in 2005 has been revised to include the effect of amortization of intangible assets of $1.0 million, which was previously included in operating expenses.

    The cost of sales percentage remained relatively unchanged from last year as lower manufacturing costs offset unfavorable product mix stemming from higher sales of assembly products and lower medical battery sales volume.

    The increase in SG&A expenses is primarily due to the expensing of stock options under FAS123R.

    The increase in net RD&E expenses is primarily due to a planned increase in spending on new development programs, coupled with lower customer reimbursements for development charges in the current quarter compared to the third quarter last year.

    The increase in the operating margin is primarily due to lower costs associated with the facility moves and higher sales volume.

    The decrease in the effective tax rate from 30.0% to 24.3% is a result of adjusting the income accounts to reflect the filing of the 2005 income tax returns. The year-to-date, expected fourth quarter and full year effective tax rate is 32.5%.

    Outlook

    Considering the performance of the first three quarters, the Company is updating its full year guidance as follows (dollars in millions, except per share amounts):



                                         Current          Previous
-----------------------------------------------------  --------------
Sales: Medical                          $228 - $236      $231 - $239
       Commercial                           42 - 44          39 - 41
                                      --------------   --------------
Total Sales                             $270 - $280      $270 - $280

GAAP EPS                              $0.71 - $0.77    $0.70 - $0.83
Adjusted EPS (excluding move &
 FAS123R)                             $1.18 - $1.30    $1.18 - $1.30

Effective tax rate                             32.5%            34.0%
Capital expenditures                      $16 - $20        $22 - $27


    Table A: GAAP EPS Reconciliation


                                  2006      2005          2006
                                3rd Qtr.  3rd Qtr.  Full Yr. Guidance
------------------------------- --------- --------- -----------------
GAAP EPS:                          $0.15     $0.03     $0.71 - $0.77

Carson City facility
 closure/relocation                 0.01      0.05       0.07 - 0.08
Columbia facility
 closure/relocation                 0.04         -       0.11 - 0.13
Medical power facility
 closure/relocation                    -      0.05              0.01
Corporate development expenses         -         -              0.02
Asset dispositions and other        0.16      0.15              0.16
                                --------- --------- -----------------
   Other operating expense          0.21      0.25       0.37 - 0.40

Incremental stock-based
 compensation                       0.03         -       0.10 - 0.13
                                --------- --------- -----------------
EPS - adjusted                     $0.39     $0.28     $1.18 - $1.30
                                ========= ========= =================
Diluted weighted average shares
 outstanding (000's)              22,000    22,000            26,200
                                ========= ========= =================


    (Other operating expense and stock-based compensation tax-affected at: 24.3%; 30.0% and 32.5% for Q3 2006, Q3 2005 and full year guidance respectively).

    Table B: Operating Income Reconciliation (dollars in thousands):


                                  2006     2005          2006
                                3rd Qtr.  3rd Qtr. Full Yr. Guidance
------------------------------- -------------------------------------
Operating Income as reported:     $4,065   $1,429  $22,000 - $25,000

Carson City facility
 closure/relocation                  411    1,595      2,700 - 3,100
Columbia facility
 closure/relocation                1,225        -      4,100 - 4,900
Medical power facility
 closure/relocation                    -    1,428                500
Asset dispositions & other         4,603    4,795              6,200
Corporate development expenses         -        -                800
                                --------- -------- ------------------
   Other operating expense         6,239    7,818    14,300 - 15,500
Incremental stock-based
 compensation (1)                  1,061        -      4,000 - 5,000
                                --------- -------- ------------------
   Operating Income - adjusted   $11,365   $9,247  $40,000 - $45,000
                                ========= ======== ==================
   Operating margin - adjusted      16.4%    14.8%      14.8% - 16.1%
                                ========= ======== ==================


    (1) Approximately 80% in SG&A 12% RD&E 8% Cost of Sales

    Conference Call

    The Company will host a conference call today, Wednesday, October 25, 2006 at 4:30 p.m. E.T. to discuss its quarterly results. The scheduled conference call will be webcast live and is accessible through the Company's website at www.greatbatch.com. The webcast will also include presentation visuals. The webcast will be archived on the Company's website for future on-demand replay. An audio replay will also be available beginning from 6:30 p.m. E.T. on October 25, 2006 until November 1, 2006. To access the replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter the passcode 30421839.

    Forward-Looking Statements

    Some of the statements in this press release and other written and oral statements made from time to time by the Company and its representatives are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and involve a number of risks and uncertainties. These statements can be identified by terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," or the negative of these terms or other comparable terminology. These statements are based on the Company's current expectations. The Company's actual results could differ materially from those stated or implied in such forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements include, among others, the following matters affecting the
Company: dependence upon a limited number of customers; customer ordering patterns; product obsolescence; inability to market current or future products; pricing pressure from customers; our ability to timely and successfully implement our cost reduction and plant consolidation initiatives; reliance on third party suppliers for raw materials, products and subcomponents; fluctuating operating results; inability to maintain high quality standards for our products; challenges to our intellectual property rights; product liability claims; inability to successfully consummate, integrate and protect against liabilities arising from acquisitions; unsuccessful expansion into new markets; competition; inability to obtain licenses to key technology; regulatory changes or consolidation in the healthcare industry; and other risks and uncertainties described in the Company's Annual Report on Form 10-K, and in other periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

    About Greatbatch, Inc.

    Greatbatch, Inc. (NYSE: GB) is a leading developer and manufacturer of critical components used in implantable medical devices and other technically demanding applications. Additional information about the Company is available at: www.greatbatch.com.



                           GREATBATCH, INC.
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - Unaudited
               (In thousands except per share amounts)

                             Three months ended    Nine months ended
                            Sept. 29, Sept. 30,   Sept. 29, Sept. 30,
                              2006       2005       2006      2005

Sales                       $ 69,294   $62,358    $207,999  $182,240
Cost and expenses:
Cost of sales - excluding
 amortization of intangible
 assets                       42,709    38,178     125,087   112,154
Cost of sales - amortization
 of intangible assets            948       967       2,864     2,883
Selling, general and
 administrative expenses       9,311     8,842      28,191    24,089
Research, development and
 engineering costs, net        6,022     5,124      18,062    13,182
Other operating expense,
 net                           6,239     7,818      12,551    14,207
                            --------- ---------   --------- ---------
   Operating income            4,065     1,429      21,244    15,725
Interest expense               1,135     1,154       3,433     3,476
Interest income               (1,521)     (796)     (4,066)   (2,024)
Other (income) expense, net      171        (9)         51       (69)
                            --------- ---------   --------- ---------
   Income before provision
    for income taxes           4,280     1,080      21,826    14,342
Provision for income taxes     1,041       324       7,094     4,303
                            --------- ---------   --------- ---------
   Net income               $  3,239   $   756    $ 14,732  $ 10,039
                            ========= =========   ========= =========

Earnings per share:
   Basic                    $   0.15   $  0.03    $   0.68  $   0.47
   Diluted                  $   0.15   $  0.03    $   0.65  $   0.46

Weighted average shares
outstanding:
   Basic                      21,800    21,600      21,800    21,600
   Diluted                    22,000    21,900      26,200    21,700



                           GREATBATCH, INC.
          CONDENSED CONSOLIDATED BALANCE SHEETS - Unaudited
                            (In thousands)

ASSETS                                            Sept. 29, Dec. 30,
                                                    2006      2005
Current assets:
  Cash and cash equivalents                       $ 55,792  $ 46,403
  Short-term investments                            72,426    65,746
  Accounts receivable, net                          35,856    29,997
  Inventories                                       54,657    45,184
  Refundable income taxes                                -       928
  Deferred income taxes                              5,635     6,257
  Prepaid expenses and other current assets          3,074     1,488
                                                  --------- ---------
          Total current assets                     227,440   196,003

Property, plant, and equipment, net                 92,090    97,705
Intangible assets, net                              57,279    60,143
Goodwill                                           155,039   155,039
Other assets                                         3,449     4,021
                                                  --------- ---------
Total assets                                      $535,297  $512,911
                                                  ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                $ 13,697  $ 13,678
  Accrued expenses and other current liabilities    23,649    29,903
  Current portion of long-term debt                      -       464
                                                  --------- ---------
           Total current liabilities                37,346    44,045

Convertible subordinated notes                     170,000   170,000
Deferred income taxes                               34,468    30,261
                                                  --------- ---------
           Total liabilities                       241,814   244,306
                                                  --------- ---------

Stockholders' equity:
  Preferred stock                                        -         -
  Common stock                                          22        22
  Additional paid-in capital                       223,034   215,614
  Retained earnings                                 67,771    53,039
  Accumulated other comprehensive income (loss)      2,656       (70)
                                                  --------- ---------
           Total stockholders' equity              293,483   268,605
                                                  --------- ---------
Total liabilities and stockholders' equity        $535,297  $512,911
                                                  ========= =========



    CONTACT: Greatbatch, Inc.
             Anthony W. Borowicz, 716-759-5809
             Treasurer and Director, Investor Relations tborowicz@greatbatch.com